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                                                          EXHIBIT 10.4

                                 EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of April 28, 1995, by and between PPC ACQUISITIONS, INC., a Delaware corporation (the "Corporation"), and CRAIG A. HUTCHISON, an individual (the "Executive").

                                       RECITALS

          WHEREAS, the Corporation is engaged in business as a long run magazine and catalog full service heatset web offset printer (the "Business");

          WHEREAS, the Corporation desires to employ the Executive as the president of the Corporation, to serve as the executive manager of the Business with such authority and obligations as set forth herein, and the Executive desires to provide such management services to the Corporation, on the terms and conditions set forth herein; and

          NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the Corporation and the Executive hereby agree as follows:

          1. TERM OF EMPLOYMENT. The Corporation hereby employs the Executive for an initial term of three (3) years, commencing on the date first above set forth and ending on the third anniversary thereof (the "Initial Term"), and continuing thereafter for successive one (1) year periods (each, a "Term Extension"); provided, however, that the Executive may terminate this Agreement as of the end of the Initial Term or any Term Extension by providing written notice thereof to the Corporation not less than six (6) months prior to the end of such Initial Term or Term Extension (an "Executive Non-Extension"); provided further, that in no event shall there be more than five (5) Term Extensions. The Initial Term together with any and all Term Extensions is referred to herein as the "Term." Notwithstanding the foregoing, this Agreement may be sooner terminated as provided herein.

          2.   DUTIES AND OBLIGATIONS OF THE EXECUTIVE.

               a. DUTIES. During the Term, the Executive shall hold the title of "President and Chief Executive Officer" of the Corporation, shall serve as the executive manager of the Business, and as such shall have responsibility for and authority over the day-to-day operations and management of the Business (subject to the supervision, control and direction of the board of directors of the Corporation (the "Board of Directors")).
The duties assigned to the Executive hereunder shall be consistent with the duties which would be expected of the chief executive officer of companies of like size and scope.

               b. METHOD OF PERFORMING DUTIES. The Executive shall devote his full time, attention and efforts exclusively to the Business and shall faithfully, industriously, and to the best of his ability, experience and talents render the services required of him hereunder. The Executive shall render such services at the principal office of the Corporation located at Waterloo, Wisconsin, or at such other location as determined by the Board of Directors;




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PROVIDED, HOWEVER, that the Executive shall travel outside of the State of
Wisconsin from time to time as may be reasonably necessary for the performance of his services hereunder.

          3.   COMPENSATION.

               a. SALARY; SEVERANCE PAY. In consideration of the Executive's services to the Corporation hereunder, the Corporation shall pay to the Executive a salary at an annual rate of Two Hundred Thirty-Five Thousand Dollars ($235,000) ("Salary"). The Salary shall be payable semi-monthly in accordance with the standard policies of the Corporation in existence from time to time, subject to federal, state and local wage deductions and any other deductions required by law. The Salary shall be subject to annual upward adjustments in the sole discretion of the Board of Directors.

               Except as specifically provided in this Section 3(a), the Executive shall not be entitled to any severance payment or other benefits in the event of the termination of this Agreement. In the event that this Agreement is terminated pursuant to Section 4(a)(3), 4(a)(4) or 4(c) below, the Executive shall be entitled to severance pay ("Severance Pay") equal to the aggregate Salary which would have been payable to the Executive during the period commencing on the effective date of termination and ending one (1) year thereafter. Any Severance Pay payable to the Executive by the Corporation pursuant to this Section 3(a) shall be payable in accordance with the provisions set forth above with respect to the payment of Salary by the Corporation, and shall be subject to federal, state and local wage deductions and any other deductions required by law; PROVIDED, HOWEVER, that if such effective date shall be subsequent to the expiration of the fourth (4th) Term Extension, it shall be assumed for purposes of this Section 3(a) that the Executive would have been entitled to Salary at the rate in effect on the effective date of termination during such one-year period after such date notwithstanding the expiration of the fifth (5th) Term Extension. The Executive shall not be entitled to any Severance Pay or other benefits following termination of this Agreement pursuant to an Executive Non-Extension.

               b. INCENTIVE COMPENSATION. As additional consideration for the Executive's services hereunder, the Executive shall be entitled to participate in the Corporation's Executive Long Term Incentive Compensation Plan (as may be adopted and in effect from time to time).

               c. BENEFITS. In addition to the other compensation payable to the Executive pursuant to this Section 3, the Executive shall be entitled to: (1) all employee benefits provided by the Corporation to other senior management personnel of the Corporation; and (2) payment of monthly membership dues incurred by the Executive in connection with the Executive's membership at one (1) country club of his choice; provided, however, that the aggregate amount of such dues shall not exceed $10,000 in any twelve (12) month period.

               d. REIMBURSEMENT OF EXPENSES. The Executive shall be reimbursed by the Corporation for all travel and out-of-pocket expenses reasonably incurred by him for the purpose of and in connection with the performance of his services hereunder. Such reimbursement shall be made upon presentation of vouchers or other statements itemizing such expenses in reasonable detail consistent with the Corporation's policies.

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               e.        VACATION.  The Executive shall be entitled to four
(4) weeks of paid vacation each year during the Term.

          4.     TERMINATION.

               a. TERMINATION NOT FOR CAUSE. This Agreement shall terminate and the obligations and covenants of the parties hereunder shall be of no further force and effect, except those obligations which shall survive the termination of this Agreement as set forth in Section 16 below, upon the occurrence of any of the following events:

                      (1) Thirty (30) days after written notice is delivered to the Executive in the event of the permanent disability of the Executive (as defined hereinafter);

                      (2)   The death of the Executive;

                      (3) Thirty (30) days after written notice of termination is delivered by the Corporation to the Executive for any reason whatsoever, other than pursuant to Section 4(b) below or clauses (1) and (2) of this Section 4(a); or

                      (4)   Upon the expiration of the fifth (5th) Term
Extension.

               b. TERMINATION FOR CAUSE. This Agreement shall terminate and the obligations and covenants of the parties hereunder shall be of no further force and effect, except those obligations which shall survive this Agreement as set forth in Section 16 below, immediately upon delivery by the Corporation to the Executive of written notice specifying the basis for termination in the event of the occurrence of any basis for termination for cause, as hereinafter defined.

               c. TERMINATION BY THE EXECUTIVE FOR GOOD CAUSE. Subject to the provisions of Section 16 below, the Executive shall have the right to terminate this Agreement for good cause, as hereinafter defined.

               d. GOOD CAUSE. "Good cause" means (1) the material breach of this Agreement by the Corporation, if such breach is not cured by the Corporation within thirty (30) days after the Executive has provided written notice thereof to the Corporation specifying the nature of such breach; (2) the relocation of the Executive's place of employment to a state other than Illinois, Indiana, Iowa, Michigan, Minnesota, Ohio or Wisconsin, provided such relocation is effected without the Executive's consent; (3) at any time during the Term, the Executive shall fail to be a member of the Board of Directors or the board of directors of PPC Holdings, Inc., a Delaware corporation ("Holdings"); or (4) the failure of Holdings to adopt a stock option plan for the benefit of certain management employees of the Corporation before January 1, 1996, pursuant to which, and subject to the conditions therein, the Executive will be granted options to acquire 8,750 shares of Holdings Common Stock at an exercise price of $0.01 per share; such stock option plan will provide that not less than ten percent (10%) of the options will vest at each of the five (5) fiscal year-ends after the date of grant of the options, and that if financial performance goals established by the board of directors of Holdings are met in each of such



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fiscal years, one hundred percent (100%) of the options will be vested as of the end of such five (5)-year period.

               e. PERMANENT DISABILITY. "Permanent disability" means the inability of the Executive to fulfill substantially all of his normal duties and responsibilities hereunder for an aggregate of one hundred eighty (180) days during any period of two hundred and forty (240) consecutive days, or an aggregate of two hundred seventy (270) days during any period of three hundred sixty-five (365) consecutive days, by reason of any physical or mental disability as determined by a medical doctor acceptable to the Board of Directors and confirmed in writing by such doctor, which confirmation shall be submitted to the Board of Directors.

               f. TERMINATION FOR CAUSE. "Termination for cause" means termination of the Executive's employment as a result of:

                     (1) the Executive's willful breach or habitual neglect of the Executive's material duties hereunder;

                     (2) the Executive's chronic alcoholism or addiction to narcotics (whether lawful or otherwise);

                     (3) the Executive's criminal conviction for fraud, embezzlement, misappropriation of assets, malicious mischief, any act of moral turpitude or any felony; or

                     (4) any other material breach of this Agreement by the Executive, which breach is described in a written notice from the Board of Directors specifying the nature of such breach.

          5.     CONFIDENTIAL AND PROPRIETARY INFORMATION.

                 a. DEFINITION OF CONFIDENTIAL AND PROPRIETARY INFORMATION. The Executive hereby acknowledges that during the Term, the Executive shall or may make use of, acquire, create, develop or add to certain confidential and/or proprietary information regarding the Corporation and/or the Business (whether in existence prior to, as of or after the Effective Date, collectively, "Proprietary Information"), which Proprietary Information shall include, without limitation, all of the following materials and information (whether or not reduced to writing and whether or not patentable or protected by copyright): inventions, processes, formulae, programs, technical data, "know-how," procedures, manuals, confidential reports and communications, marketing methods, product sales or cost information, new product ideas or improvements, research and development programs, identities or lists of suppliers, vendors or customers, financial information of the Corporation of any nature whatsoever, or any other confidential or proprietary information relating to the Corporation and/or the Business. The parties hereto agree that the failure of any Proprietary Information to be marked or otherwise labelled as confidential or proprietary information shall not affect its status as Proprietary Information.

               b. USE. The Executive shall not, directly or indirectly, disclose, divulge, reveal, report, publish, transfer or otherwise communicate, or use for his own benefit



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or the benefit of any other person, partnership, firm, corporation or other entity, or use to the detriment of the Corporation, or misuse in any way, any Proprietary Information. The Executive and the Corporation each hereby stipulate that, as between them, all Proprietary Information acquired or made, developed or conceived of in whole or in part by the Executive constitutes important, material and confidential and/or proprietary information of the Corporation, constitutes unique and valuable information, and affects the successful conduct of the business of the Corporation and its goodwill, and that the Corporation shall be entitled to recover its damages, in addition to any injunctive remedy available under Section 9 below, for any breach of this Section 5.

               c.     OWNERSHIP.

                      (1) IN GENERAL. The Executive hereby acknowledges and agrees that all right, title and interest in and to any Proprietary Information shall be and shall remain the exclusive property of the Corporation, and that any Proprietary Information which the Executive acquires from the Corporation was received in confidence and as a fiduciary of the Corporation. Without limiting the foregoing, the Executive hereby assigns to the Corporation any and all right, title and interest which the Executive may have in all Proprietary Information (including without limitation all inventions, trade secrets, patents, copyrights and all other rights in connection therewith) made, developed or conceived of in whole or in part by the Executive during the Term. The Executive further agrees to execute and deliver any and all instruments, and to do all other things reasonably requested by the Corporation, both during and after the Term, in order to vest more fully in the Corporation all ownership rights in such Proprietary Information. All equipment, notebooks, documents, memoranda, reports, files, samples, books, correspondence, lists, other written and graphic records, and the like, in any way relating to any Proprietary Information or the business of the Corporation or its activities, which the Executive shall prepare, use, construct, observe, process, or control (collectively, "Materials") shall be and shall remain the Corporation's exclusive property, and the Executive hereby agrees to deliver all Materials, together with any and all copies thereof, promptly to the Corporation upon the termination of this Agreement for any reason.

                      (2) WORK MADE FOR HIRE. Without limiting any other provision set forth in this Agreement, if any Proprietary Information or Materials are protected by copyright and are deemed in any way to fall within the definition of "work made for hire," as such term is defined in 17 U.S.C. Section 101, or any successor provision thereof, such work shall be considered a "work made for hire," the copyright of which shall be owned solely, completely and exclusively by the Corporation. Without limiting any other provision set forth in this Agreement, if any Proprietary Information or Materials are protected by copyright and are not considered to be included in the categories of works covered by the "work made for hire" definition contained in 17 U.S.C. Section 101, or any successor provision thereof, such items shall be deemed to be assigned and transferred completely and exclusively to the Corporation by virtue of the Executive's execution of this Agreement.

          (6)     NON-COMPETITION.

                  (a) RESTRICTIONS. In consideration of the retention of the Executive as an employee of the Corporation and the benefits to be provided hereunder, from the date hereof



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until one (1) year after the date of termination of this Agreement pursuant to Section 1 or 4(b) above or (2) for so long as any Severance Pay shall be payable after a termination of this Agreement pursuant to Section 4(a)(3) above, the Executive shall not, directly or indirectly, engage in any business activity (as a principal, agent, employee, shareholder, officer, director, partner, security holder, creditor, consultant or otherwise), competitive with the Business or the Corporation's other activities, except as previously approved by the Board of Directors in writing. During the Term, the Executive shall not, directly or indirectly, or by action in concert with others, induce or influence, or seek to induce or influence, any person who is engaged by the Corporation (as an agent, employee, consultant, or otherwise) to terminate such engagement with the Corporation; provided, however, that nothing contained in this Agreement shall be deemed to limit the authority of the Executive to terminate employees of the Corporation in connection with the exercise of the Executive's duties under this Agreement. Notwithstanding any provision to the contrary set forth in this Agreement, the Corporation hereby acknowledges and agrees that the restrictions set forth in this Section 6 shall not apply in the event that this Agreement is terminated by the Executive for good cause in accordance with the terms set forth in Section 4(c) above.

               (b)  INTERPRETATION OF COVENANTS.  Nothing contained in this
Section 6 shall be deemed a waiver of the Executive's obligations under
Section 5, and in the event of any conflict or inconsistency between the provisions of this Section 6 and Section 5 above, the provisions of Section 5 shall control.

          7.     REASONABLENESS OF RESTRICTIONS.    THE EXECUTIVE HAS
CAREFULLY READ AND CONSIDERED THE PROVISIONS OF SECTIONS 5 AND 6 HEREOF AND, HAVING DONE SO, HEREBY AGREES THAT THE RESTRICTIONS SET FORTH IN SUCH SECTIONS ARE FAIR AND REASONABLE AND ARE REASONABLY REQUIRED FOR THE PROTECTION OF THE INTERESTS OF THE CORPORATION AND ITS BUSINESS.

          8. INDEMNIFICATION. The Corporation shall indemnify, defend and hold harmless the Executive from and against all losses, liabilities, damages, costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys' fees and costs related thereto) which the Executive may suffer or incur in any threatened, pending or completed action, suit or proceeding by reason of the performance of his services under this Agreement or as a member of the Board of Directors if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful; except that no indemnification shall be made in respect of any claim, issue or matter as to which the Executive shall have been adjudged to be liable to the Corporation unless and only to the extent that a court of applicable jurisdiction shall have determined that despite the adjudication of liability but in view of all of the circumstances of the case, the Executive is fairly and reasonably entitled to indemnity for such expenses which such court shall determine to be proper.

          9.     INJUNCTIVE RELIEF.

                 a. REGARDING EMPLOYMENT DUTIES IN GENERAL. The parties hereby acknowledge and agree that the services to be performed under the terms of this Agreement are



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of a special, unique, unusual, extraordinary and intellectual character that gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. The parties therefore expressly agree that the Corporation, in addition to any other rights or remedies that the Corporation may possess, shall be entitled to injunctive and other equitable relief (other than an injunction to compel the Executive to perform for the Corporation the services required under this Agreement) to prevent or remedy a breach of this Agreement by the Executive.

               b. REGARDING CONFIDENTIALITY AND NON-COMPETITION . The Executive acknowledges and agrees that the Corporation shall suffer irreparable harm in the event that the Executive breaches any of his obligations under Sections 5 and 6 hereof, and that monetary damages shall be inadequate to compensate the Corporation for any such breach. Accordingly, the Executive agrees that in the event of any breach or threatened breach by the Executive of any of the provisions of Sections 5 and 6 hereof, the Corporation shall be entitled to a temporary restraining order, preliminary injunction and permanent injunction in order to prevent or restrain any such breach or threatened breach by the Executive, or by any or all of the Executive's agents, representatives or other persons directly or indirectly acting for, on behalf of or with the Executive.

               c. NO LIMITATION OF REMEDIES. Notwithstanding the provisions set forth in Sections 9(a) and 9(b) above or any other provision contained in this Agreement, the parties hereby agree that no remedy conferred by any of the specific provisions of this Agreement, including, without limitation, this Section 9, is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

          10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives. Notwithstanding the foregoing, neither party shall assign this Agreement without the prior written consent of the other party.

          11. GOVERNING LAW. This Agreement shall be construed under and in accordance with, and governed in all respects by, the laws of the State of Wisconsin (without giving effect to principles of conflicts of law).

          12. WAIVER. The failure of any party to insist on strict compliance with any of the terms, covenants, or conditions of this Agreement by any other party shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

          13. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing, and shall be deemed to have been given five (5) days after it is placed in the United States mail, registered or certified, postage prepaid, return receipt requested, or upon receipt if personally delivered, or the next business day if transmitted by telefacsimile (which telefacsimile shall be followed by a copy thereof placed in the United States



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mail, registered or certified, postage prepaid, return receipt requested, no later than the next business day after transmission thereof), addressed to the parties as follows:

          To the Executive:
          Craig A. Hutchison
          18 Chautauqua Trail
          Madison, Wisconsin 53719

          To the Corporation:

          PPC Acquisitions, Inc.
          1172-B Nicole Court
          Glendora, California  91740
          Attention:  Chairman of the Board

Any party may change its above address for notices upon written notice to the other party in accordance with this Section.

          14. INTEGRATION. This Agreement constitutes the entire agreement of the parties hereto with respect to the retention of the Executive by the Corporation, and supersedes any and all prior and contemporaneous agreements, whether oral or in writing, between the parties hereto with respect to the subject matter hereof.

          15. AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented except by written agreement of the parties hereto.

          16. SURVIVAL OF CERTAIN RIGHTS AND OBLIGATIONS. The rights and obligations of the parties hereto pursuant to Sections 3, 5, 6, 8 and 9 hereof, including the obligation of the Corporation to pay any and all compensation described under Section 3 above earned, or to reimburse the Executive for expenses described in Section 3(d), as of the effective date of termination of this Agreement, shall survive the termination of this Agreement.

          17. SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way. If any court of competent jurisdiction holds any provision of this Agreement to be invalid, void or unenforceable with respect to any state, region or locality, such provision shall nevertheless continue in full force and effect in all other states, regions and localities to which such provision applies.

          18. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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          20.     ATTORNEYS' FEES.  If any action at law or in equity is
necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to recover all reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party may be entitled.

          IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first above written.

                         PPC ACQUISITIONS, INC.,
                         a Delaware corporation


                         By:   /S/ ROBERT E. MILHOUS
                            ------------------------------------------
                              Name:
                              Title:


                         /S/ CRAIG A. HUTCHISON
                         ---------------------------------------------
                         CRAIG A. HUTCHISON








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